                                                                     Exhibit 4.1

                       Amendment to the Dime Bancorp, Inc.
                            1997 Stock Incentive Plan

                        Effective as of December 17, 1999

       The first sentence of Section 4.1 of the Dime Bancorp, Inc. 1997 Stock Incentive Plan (the "Plan") is amended and restated to read as follows:

       "The total number of shares of Stock reserved and available for distribution under the Plan shall be 950,000."











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